UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

3080 Bristol Street, Suite 550

Costa Mesa, California

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note: On January 5, 2018, RW Holdings NNN REIT, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) to report the completion of the acquisition of an industrial property consisting of two adjacent buildings located on two parcels of land with an aggregate net rentable space of approximately 162,714 square feet in Chandler, Arizona (the “Chandler Property”) and a financial transaction entered into in connection with the acquisition of the Chandler Property. This amendment to the Original 8-K is being filed solely to restate Item 9.01 thereof to file an exhibit that was inadvertently omitted from the Original 8-K. Except as described herein, no other changes have been made to the Original 8-K, and this amendment should be read together with the Original 8-K.

Item 9.01.	Financial Statement and Exhibits

(a)	Financial Statements and Real Estate Acquired. The Chandler Property does not have a prior leasing history and, accordingly, the Company is not filing financial statements of the Chandler Property.

(b)	Pro Forma Financial Information. The Chandler Property does not have a prior leasing history and, accordingly, the Company is not filing pro forma financial information with respect to the Chandler Property.

(d)	Exhibits

2.1*	Purchase Agreement, dated as of December 18, 2017, by and between Reasons Aviation, LLC and Rich Uncles Operating Partnership, LP.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)
By:	/s/ John H. Davis
	Name:	John H. Davis
	Title:	Chief Financial Officer

Date: January 8, 2018